EXHIBIT 10.9b

                             MEMORANDUM OF AGREEMENT
                           LOCAL 470-1, UWUA, AFL-CIO
                       AND THE UNITED ILLUMINATING COMPANY


The following matters have been agreed to by the parties regarding the effects of UI's Sale of its Non-nuclear Generating Assets pursuant to Public Act No. 98-28, entitled an Act Concerning Electric Restructuring, to Wisvest-Connecticut, LLC ("Wisvest").

TERMINOLOGY
-----------

Whenever used in this Agreement, the term "Transferred Employees" shall mean those UI employees employed at UI's non-nuclear generating stations at Bridgeport Harbor Station and New Haven Harbor Station (the "Facilities") who are represented by Local 470-1, accept an offer of employment with Wisvest, voluntarily terminate employment with UI, and commence employment with Wisvest as of the closing of the sale of the Facilities to Wisvest. The term "Transferred Employees" shall include employees on family-medical leave, short-term disability, workers' compensation leave, military leave, and other approved leaves of absence of twelve months or less.

INCENTIVE/SEVERANCE PROGRAM
---------------------------

         1.   Transferred   Employees   will   receive   a   single   lump   sum
Incentive/Severance payment in the amount set forth below within thirty days following the closing of the sale between the Company and Wisvest.

         2. The amount of the Incentive/Severance payment will be based on a Transferred Employee's Company Service as of April 1, 1999, and Regular Weekly Pay (as defined below) and will be calculated in accordance with the following schedule:

o 26 weeks of the employee's Regular Weekly Pay if Company Service is less than 11 years 5 months;
o 52 weeks of the employee's Regular Weekly Pay if Company Service is at least 11 years 5 months, but less than 20 years;
o 78 weeks of the employee's Regular Weekly Pay if Company Service is equal to or greater than 20 years.

         3. For purposes of the foregoing paragraph, a full-time employee's Regular Weekly Pay shall be the employee's regular hourly rate of pay as of April 1, 1999 (or the closing date, whichever comes first), inclusive of the Multi-Skill Premium, but exclusive of any other premiums, bonuses, overtime, or other forms of compensation, multiplied by forty.



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MEMORANDUM OF AGREEMENT                                                  PAGE 2
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         4. The Incentive/Severance  payment set forth above shall be subject to withholding for all applicable state and federal taxes and other required withholdings, and shall not constitute nor be considered as compensation for the
purposes  of  The  United   Illuminating   Company   Pension  Plan,  The  United
Illuminating Company Employee Savings Plan (i.e., the 401 (k) Plan), or any other qualified plan.

EMPLOYEE BENEFITS
-----------------

UI shall take all actions necessary to cease benefit accruals and fully vest all Transferred Employees in their accrued benefits under The United Illuminating Company Pension Plan (the "UI Pension Plan") as of the earlier of the closing of the sale of the Facilities and the Transferred Employee's termination date. UI shall further transfer to a Wisvest pension plan, established by agreement between Wisvest and Local 470-1, all liability for the accrued pension benefits of the Transferred Employees that would have been otherwise paid or payable with respect to the Transferred Employees under the terms of UI's Pension Plan, together with the associated assets for such accrued benefits in an amount to be actuarially determined by agreement between UI and Wisvest. Thereafter, neither UI nor UI's Pension Plan shall have any liability with respect to the pension benefits of Transferred Employees.

As of the closing of the sale of the Facilities, UI shall take all actions necessary to fully vest Transferred Employees in their account balances under the terms of The United Illuminating 401(k) Employee Stock Ownership Plan (the "UI KSOP"). UI shall take all actions necessary to permit Transferred Employees with vested account balances under the UI KSOP to take a distribution of said account balances, or make an elective transfer of said account balances to a 401(k) Plan established by Wisvest by agreement between Wisvest and Local 470-1, all in accordance with Section 401(k)(10) of the Internal Revenue Code and the regulations thereunder.

The parties acknowledge that Wisvest has agreed to provide insurance plans covering Transferred Employees with retiree medical and retiree life insurance as set forth in the United Illuminating Prefunded Union Post Retirement Medical Benefit Plan, including the applicable provisions of the collective bargaining agreement between UI and Local 470-1 (collectively "UI's Post-Retirement Benefit Plans"), and that Wisvest has further agreed for its post-retirement benefit plans to assume the liability with respect to the retiree medical and life insurance benefits of Transferred Employees that would have been paid or payable with respect to the Transferred Employees under the terms of UI's Post-Retirement Benefit Plans. UI shall transfer to a voluntary employee benefit association trust established by Wisvest an actuarially determined amount covering the retiree medical and life insurance benefits of Transferred Employees that would otherwise have been paid or payable with respect to the Transferred Employees under the terms of UI's Post-Retirement Benefit Plans. Thereafter, neither UI nor UI's Post-Retirement Benefit Plans shall have any liability with respect to the post-retirement benefits of Transferred Employees.



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MEMORANDUM OF AGREEMENT                                                  PAGE 3
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The  parties  acknowledge  that  Wisvest has agreed to provide  insurance  plans covering Transferred Employees with pre-retirement hospital, medical, dental, disability and life insurance benefits with terms, conditions and employee premium costs equivalent to that available to Transferred Employees immediately prior to the closing.

JOB POSTINGS SUBSEQUENT TO TRANSFER OF OWNERSHIP
------------------------------------------------

Through May 15, 2002, the Company will advise Local 470-1 of all bargaining unit job postings. Qualified Transferred Employees shall have the option to bid on United Illuminating jobs after all bargaining unit seniority and transfer rights have been exercised by bargaining unit employees at United Illuminating, after all laid-off employees with recall rights have been considered, and prior to hiring any external candidates. Transferred Employees who return to employment with The United Illuminating Company before May 15, 2002, pursuant to such postings, will have all service with the purchaser and prior service with United Illuminating credited for benefit purposes with United Illuminating. Transferred Employees who return to employment with The United Illuminating Company within one year of the closing, pursuant to such postings, shall be required to repay to the Company any incentive/severance paid to the employee by the Company.

APPROVED LEAVES OF ABSENCE
--------------------------

After the closing of the sale of the Facilities, any bargaining unit employee employed at the Facilities who is then on an approved leave of absence in excess of twelve months, including long-term disability, shall be retained by the Company, subject to the terms of the parties' existing collective bargaining agreement.

WAIVER OF RIGHT TO OPPOSE COMPANY DIVESTITURE
---------------------------------------------

Local 470-1 agrees not to oppose the Company's sale of any of the Facilities in any proceeding before any regulatory agency (including the National Labor Relations Board) or in court and to support the sale as being in compliance with the intent of Section 6(3)(D) of the Electric Restructuring Public Act No. 98-28.

The Local may intervene in the above proceedings for purpose of receiving information only.


MISCELLANEOUS
-------------

This agreement satisfies the parties' bargaining obligations under the National Labor Relations Act with respect to those issues on which agreement has been reached herein or on which proposals were made by the parties in their negotiations concerning the effects of the prospective sale of the Company's Facilities to Wisvest.



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MEMORANDUM OF AGREEMENT                                                  PAGE 4
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UTILITY WORKERS UNION OF AMERICA, AFL-CIO


            /s/ John F. Holland, Jr.                        1/30/99
By       ----------------------------------------  Date: ---------------
         John F. Holland, National Representative, UWUA, AFL-CIO


LOCAL 470-1, UTILITY WORKERS UNION OF AMERICA, AFL-CIO


           /s/ Diane M. Diedrich                            1/27/99
By       ----------------------------------------  Date: ---------------
         Diane M. Diedrich, President, Local 470-1, UWUA, AFL-CIO


THE UNITED ILLUMINATING COMPANY


           /s/ Albert N. Henricksen                         1/27/99
By       ----------------------------------------  Date: ---------------
         Albert N. Henricksen, Group Vice President, Support Services